United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 10, 2020
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway		30004
Suite 155
Alpharetta,	Georgia
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the board of directors (the “Board”) of Priority Technology Holdings, Inc. (the “Company”) accepted the resignation of Mr. William Gahan as an independent director of the Board effective December 10, 2020. Mr. Gahan resigned in order to focus on his new position with the Company as Vice President of Institutional Partnerships. On the same day, the Board also accepted the resignation of Mr. Matthew Kearney effective December 31, 2020. Mr. Kearney resigned to in order to focus on his other roles including CEO of LeadingResponse, a market leader in the marketing and client acquisition space. Neither Mr. Gahan nor Mr. Kearney advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 10, 2020, the Company elected Stephen W. Hipp to fill the vacancy left by Mr. Gahan’s resignation and to serve until the Company’s 2021 annual meeting of stockholders or his earlier resignation, retirement or removal. On the same day, the Company elected Marietta C. Davis to fill the vacancy to be left by Mr. Kearney effective January 1, 2021 and to serve until the Company’s 2021 annual meeting of stockholders or his earlier resignation, retirement or removal.

Stephen Hipp recently retired from Goldman Sachs where he spent the last 16 years as the Managing Director of Specialty Lending Group focusing on financing middle market companies. Prior to Goldman Sachs, Mr. Hipp was the Senior Vice President of underwriting and portfolio management for GE Capital.

Marietta Davis works for IBM where she is the World-Wide Vice President and Managing Director for the Accenture relationship where she leads a global team focusing on growing IBM’s Cloud and Cognitive Application portfolio. Prior to joining IBM, Davis spent 16 years at Microsoft Corporation in a variety of leadership roles. Davis also serves in an advisory board role for The Posse Foundation, a non-profit organization that identifies, trains and mentors young, diverse leaders as they navigate college and enter the workforce.

Item 8.01 Other Events

On December 10, 2020, the Company issued a press release announcing the resignation of Messrs. Gahan and Kearney and the election of Mr. Hipp and Ms. Davis (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference.

Exhibit Number	Description

99.1	Press Release of Priority Technology Holdings, Inc. dated December 10, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2020

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Bradley J. Miller
Name: Bradley J. Miller
Title: General Counsel and Chief Risk Officer